AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON April 12, 1999


                                            REGISTRATION STATEMENT NO. 333-71073

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 AMENDMENT NO. 2

                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                              IKON RECEIVABLES, LLC
               (exact name of registrant as specified in charter)


      Delaware                 501 Silverside Road               23-2990188

(state or jurisdiction                Suite 28                (I.R.S. Employer
  of organization)           Wilmington, Delaware 19809      Identification No.)
                        (Address, including zip code, and
                     telephone number, including area code,
                            of registrants principal
                               executive offices)

                             ----------------------

                          The Corporation Trust Company
                               1209 Orange Street
                           Wilmington, Delaware 19801
 (Name, address and telephone number, including area code, of agent for service)

                             ----------------------

                                   Copies to:
   Harry G. Kozee          Carl H. Fridy, Esq.           Peter Humphreys, Esq.
 IOS Capital, Inc.        Ballard Spahr Andrews          Dewey Ballantine LLP
  1738 Bass Road             & Ingersoll, LLP        1301 Avenue of the Americas
  P.O. Box 9115       1735 Market Street, 51st Floor
Macon, Georgia 31208   Philadelphia, PA 19103-7599     New York, New York 10019

                              ---------------------

        Approximate date of commencement of proposed sale to the public:
   From time to time after the effective date of this Registration Statement.

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.


      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. |_|


      If this Form is filed as a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. |_|

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE

============================================================================================================================
     Title of Securities                   Amount          Proposed Maximum       Proposed Maximum            Amount
      Being Registered                      To Be         Aggregate Price Per    Aggregate Offering    Of Registration Fee
                                         Registered             Unit(1)               Price(1)
----------------------------------------------------------------------------------------------------------------------------
Lease-Backed Notes (the "Notes")        $825,000,000             100%               $825,000,000           $229,350(2)
============================================================================================================================

(1)   Estimated solely for the purpose of calculating the registration fee.

(2)   $229,350.00 was previously paid pursuant to this registration statement.


                             ----------------------

      THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.


      Set forth below is an estimate of the amount of fees and expenses (other than underwriting discounts and commissions) to be incurred in connection with the issuance and distribution of the Notes.

SEC Filing Fee                                                     $ 229,350
Indenture Trustee's Fees and Expenses..........................            *
Legal Fees and Expenses........................................            *
Accounting Fees and Expenses...................................            *
Printing and Engraving Expenses................................            *
Blue Sky Qualification and Legal Investment Fees and Expenses..            *
Rating Agency Fees.............................................            *
Miscellaneous..................................................            *
                                                                           *
                                                                   ---------
TOTAL                                                              $       *


* To be filed by Amendment.

-----------------

Item 15.  Indemnification of Managers and Officers.

      Indemnification. Under the Delaware Limited Liability Company Act, the Registrant has the power and in some instances may be required to provide an agent, including an officer or manager, who was or is a party or is threatened to be made a party to certain proceedings, with indemnification against certain expenses, judgments, fines, settlements and other amounts under certain circumstances.


      Section 7.1 of the Amended and Restated Limited Liability Company Agreement of IKON Receivables, LLC. provides that all officers and managers of the company shall be indemnified by the company from and against all expenses, liabilities or other matters arising out of their status as an officer or manager for their acts, omissions or services rendered in such capacities. IOS Capital, Inc., the ultimate corporate parent of IKON Receivables, LLC., maintains certain policies of liability insurance coverage for the officers and managers of IOS Capital, Inc. and certain of its subsidiaries, including IKON Receivables, LLC.


      The form of the Underwriting Agreement, filed as Exhibit 1.1 to this Registration Statement, provides that IKON Receivables, LLC will indemnify and reimburse the underwriter(s) and each controlling person of the underwriter(s) with respect to certain expenses and liabilities, including liabilities under the 1933 Act or other federal or state regulations or under the common law, which arise out of or are based on certain material misstatements or omissions in the Registration Statement. In addition, the Underwriting Agreement provides that the underwriter(s) will similarly indemnify and reimburse IKON Receivables, LLC with respect to certain material misstatements or omissions in the Registration Statement which are based on certain written information furnished by the underwriter(s) for use in connection with the preparation of the Registration Statement.

      Insurance. As permitted under the Delaware Limited Liability Company Act, the Registrant's Limited Liability Company Agreement permit the managers to purchase and maintain insurance on behalf of the Registrant's agents, including its officers and managers, against any liability asserted against them in such capacity or arising out of such agents' status as such, whether or not such Registrant would have the power to indemnify them against such liability under applicable law.

Item 16. Exhibits.


1.1       Form of Underwriting Agreement.**

3.1       Certificate of Formation of IKON Receivables, LLC.**

3.2 Amended and Restated Limited Liability Company Agreement of IKON Receivables, LLC.

4.1       Form of Indenture between the Issuer and the Indenture  Trustee.**

5.1       Opinion  of Dewey  Ballantine  LLP with  respect  to  validity.**

8.1       Opinion of Dewey Ballantine LLP with respect to tax matters.**

10.1      Form of Assignment and Servicing Agreement.**

23.1      Consents of Dewey Ballantine (included in Exhibit 8.1 hereto).**

23.2      Consents of Dewey Ballantine LLP(included in Exhibit 5.1 hereto).**

23.3      Consents of Accountants.*

25.1      Statement of Eligibility of Indenture Trustee.*

99.1      Form of Prospectus Supplement.**

99.2      Additional Form of Prospectus Supplement.

------------
*  To be Filed by Amendment.

**   Previously Filed.


Item 17. Undertakings.

      A. Undertaking in respect of indemnification

      Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to managers, officers and controlling persons of the Registrant pursuant to the provisions described above in Item 15, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a manager, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such manager, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by them is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

      B. Undertaking pursuant to Rule 415.

      The Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) to include any prospectus  required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) to reflect in the  Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which is registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) to include any material  information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change of such information in the Registration Statement; provided, however, that paragraphs (i) and
            (ii) do not apply if the information required to be included in the post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      C. Undertaking pursuant to Rule 430A.

      The Registrant hereby undertakes:

            (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

            (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      D. Undertaking pursuant to the Trust Indenture Act of 1939.

      The Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on the 8th day of April, 1999. As of the date hereof, the Registrant reasonably believes that the security rating requirement for asset-backed offerings on Form S-3 will be met at the time of each sale.


                                          IKON RECEIVABLES, LLC

                                          By: IKON RECEIVABLES FUNDING
                                              INC.,
                                              as Initial Manager


                                              By: /s/ Robert K. McLain
                                                 -------------------------------

                                                 Name:  Robert K. McLain
                                                 Title: President

      Pursuant to the requirements of the Securities Act of 1933, this amendment to this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

         Signature                      Title                          Date
         ---------                      -----                          ----


/s/ Robert K. McLain            President & Director               April 6, 1999
---------------------------
    Robert K. McLain

  /s/ Patricia Donato           Secretary & Director               April 8, 1999
---------------------------
      Patricia Donato

/s/ Joseph Churchman                  Director                     April 7, 1999
---------------------------
    Joseph Churchman

                                  EXHIBIT INDEX


1.1       Form of Underwriting Agreement.**

3.1       Certificate of Formation of IKON Receivables, LLC.**

3.2 Amended and Restated Limited Liability Company Agreement of IKON Receivables, LLC.

4.1       Form of Indenture between the Issuer and the Indenture  Trustee.**

5.1       Opinion  of Dewey  Ballantine  LLP with  respect  to  validity.**

8.1       Opinion of Dewey Ballantine LLP with respect to tax matters.**

10.1      Form of Assignment and Servicing Agreement.**

23.1      Consents of Dewey Ballantine (included in Exhibit 8.1 hereto).**

23.2      Consents of Dewey Ballantine LLP(included in Exhibit 5.1 hereto).**

23.3      Consents of Accountants.*

25.1      Statement of Eligibility of Indenture Trustee.*

99.1      Form of Prospectus Supplement.**

99.2      Additional Form of Prospectus Supplement.

-------------
*    To be Filed by Amendment.
**   Previously Filed.